UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2021

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2021, T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), issued $800 million in aggregate principal amount of its 2.250% Senior Notes due 2026 (the “2026 Notes”), $1.10 billion in aggregate principal amount of its 3.375% Senior Notes due 2029 (the “2029 Notes”) and $1.10 billion in aggregate principal amount of its 3.500% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes and the 2029 Notes, the “Notes”) pursuant to the Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented to date, including by (i) the Forty-Third Supplemental Indenture, dated as of January 14, 2021 (the “Forty-Third Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2026 Notes, (ii) the Forty-Seventh Supplemental Indenture, dated as of March 23, 2021 (the “Forty-Seventh Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2029 Notes and (iii) the Forty-Eighth Supplemental Indenture, dated as of March 23, 2021 (the “Forty-Eighth Supplemental Indenture” and together with the Forty-Third Supplemental Indenture and the Forty-Seventh Supplemental Indenture, the “Supplemental Indentures”), among T-Mobile USA, the Company, the other guarantors party thereto and the Trustee, with respect to the 2031 Notes (the Base Indenture, as amended and supplemented by each of the Forty-Third Supplemental Indenture, the Forty-Seventh Supplemental Indenture and the Forty-Eighth Supplemental Indenture, each an “Indenture” and, collectively, the “Indentures”). The 2026 Notes will bear interest at a rate of 2.250% per year and mature on February 15, 2026. The 2029 Notes will bear interest at a rate of 3.375% per year and mature on April 15, 2029. The 2031 Notes will bear interest at a rate of 3.500% per year and mature on April 15, 2031. T-Mobile USA will pay interest on the 2026 Notes semiannually in arrears on each February 15 and August 15, commencing August 15, 2021. T-Mobile USA will pay interest on the 2029 Notes and the 2031 Notes semiannually in arrears on each April 15 and October 15, commencing October 15, 2021. T-Mobile USA intends to use the net proceeds from the sale of the Notes first to redeem its 6.000% Senior Notes due 2023, 6.000% Senior Notes due 2024 and 5.125% Senior Notes due 2025 and then for refinancing other indebtedness.

The 2026 Notes are an additional issuance of the 2.250% Senior Notes due 2026 issued by T-Mobile USA in an aggregate principal amount of $1.00 billion on January 14, 2021 (the “Existing 2026 Notes”). The 2029 Notes are an additional issuance of the 3.375% Senior Notes due 2029 issued by T-Mobile USA in an aggregate principal amount of $1.25 billion on March 23, 2021 (the “Existing 2029 Notes”). The 2031 Notes are an additional issuance of the 3.500% Senior Notes due 2031 issued by T-Mobile USA in an aggregate principal amount of $1.35 billion on March 23, 2021 (the “Existing 2031 Notes”). The 2026 Notes, the 2029 Notes and the 2031 Notes offered hereby will be consolidated with and form a single series with the Existing 2026 Notes, the Existing 2029 Notes and the Existing 2031 Notes, respectively, and will have the same respective terms other than the settlement date and offering price; however, unless and until exchanged for registered notes pursuant to the exchange offer described in Item 8.01 of this Current Report on Form 8-K, the 2026 Notes, the 2029 Notes and the 2031 Notes will have separate CUSIP numbers from, and will not be fungible with, the Existing 2026 Notes, the Existing 2029 Notes and the Existing 2031 Notes, respectively.

T-Mobile USA’s obligations under the Notes will be guaranteed on a senior unsecured basis (such guarantees, the “Guarantees”) by the Company and each wholly-owned subsidiary of T-Mobile USA that is not an Excluded Subsidiary (as defined in the Supplemental Indentures) and is or becomes an obligor of the Credit Agreement, dated as of April 1, 2020 (the “Credit Agreement”), among T-Mobile USA, as borrower, the banks and financial institutions party thereto as lenders and issuing banks, and Deutsche Bank AG New York Branch, as administrative agent, or issues or guarantees certain capital markets debt securities, and any future direct or indirect subsidiary of the Company or any subsidiary thereof that owns capital stock of T-Mobile USA (the “Guarantors”). The Notes and the Guarantees will be T-Mobile USA’s and the Guarantors’ senior unsecured obligations and will rank equally in right of payment with all of T-Mobile USA’s and the Guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes and the Guarantees, and will rank senior in right of payment to any future indebtedness of T-Mobile USA or any Guarantor that provides by its terms that it is subordinated in right of payment to the Notes and the Guarantees. The Notes and the Guarantees will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the Notes.

If T-Mobile USA experiences specific kinds of changes of control as set forth in the Indentures and any such change of control is accompanied or followed by ratings downgrades during a specified period of time after the change of control, any holder of Notes may require T-Mobile USA to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The Indentures contain covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

Each Indenture contains customary Events of Default (as defined in each Indenture), including:

•	default for 30 days in the payment when due of interest on the Notes of the applicable series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of the applicable series;

•	failure by T-Mobile USA or its restricted subsidiaries to comply with their other obligations under the Indenture, subject to notice and grace periods;

•

payment defaults and accelerations with respect to other indebtedness of T-Mobile USA and certain of its restricted subsidiaries in the aggregate principal amount of at least the greater of (x) $250.0 million and (y) 1.0% of Specified Consolidated Cash Flow (as defined in the Supplemental Indentures) on a pro forma basis over a four-quarter test period;

•	specified events involving bankruptcy, insolvency or reorganization of T-Mobile USA or certain of its restricted subsidiaries; and

•

failure by T-Mobile USA or certain of its restricted subsidiaries to pay certain final judgments aggregating in excess of the greater of (x) $250.0 million and (y) 1.0% of Specified Consolidated Cash Flow on a pro forma basis over a four-quarter test period within 60 consecutive days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 30% in aggregate principal amount of the Notes of the applicable series then outstanding may declare all the Notes of such series to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes of the applicable series will become due and payable immediately without further action or notice.

The above description of the Indentures is a summary only and is subject to, and qualified entirely by, the Base Indenture, the Forty-Third Supplemental Indenture, the Forty-Seventh Supplemental Indenture and the Forty-Eighth Supplemental Indenture, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Press releases regarding the Notes Offering were issued in accordance with Rule 135c under the Securities Act. Copies of such press releases are filed as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 13, 2021, the Company, T-Mobile USA and the other guarantors party thereto entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the initial purchasers in the Notes Offering.

Under the terms of the Registration Rights Agreement, T-Mobile USA, the Company and the other guarantors agree to use commercially reasonable efforts to file a registration statement covering an offer to exchange the Notes for Exchange Securities (as defined in the Registration Rights Agreement) by May 13, 2022. T-Mobile USA also agreed to use commercially reasonable efforts to have such registration statement declared effective promptly thereafter and to consummate the Exchange Offer (as defined in the Registration Rights Agreement) not later than 60 days after the date such registration statement becomes effective. Alternatively, if T-Mobile USA is unable to consummate the Exchange Offer under certain conditions, or if holders of the Notes cannot participate in, or cannot obtain freely transferable Exchange Securities in connection with, the Exchange Offer for certain specified reasons, then T-Mobile USA and the guarantors will use commercially reasonable efforts to file a shelf registration statement within the times specified in the Registration Rights Agreement to facilitate resale of the Notes. All registration expenses (subject to limitations specified in the Registration Rights Agreement) will be paid by T-Mobile USA and the guarantors.

If, following May 13, 2022, (x) the exchange offer registration statement is not on file with the Securities and Exchange Commission (the “SEC”) or (y) a shelf registration statement (if required) is not on file with the SEC or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), T-Mobile USA will be required to pay certain Additional Interest as defined in the Registration Rights Agreement.

Under the terms of the Registration Rights Agreement, T-Mobile USA and the guarantors have agreed to indemnify certain holders of the Notes against certain liabilities.

The above description of the Registration Rights Agreement is a summary only and is subject to, and qualified entirely by, the Registration Rights Agreement, which is filed as Exhibit 4.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K:

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of April 28, 2013 by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 2, 2013).

4.2	Forty-Third Supplemental Indenture, dated as of January 14, 2021, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 2.250% Senior Note due 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 14, 2021).

4.3	Forty-Seventh Supplemental Indenture, dated as of March 23, 2021, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.375% Senior Note due 2029 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on March 23, 2021).

4.4	Forty-Eighth Supplemental Indenture, dated as of March 23, 2021, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 3.500% Senior Note due 2031 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 23, 2021).

4.5	Registration Rights Agreement, dated as of May 13, 2021, by and among T-Mobile USA, Inc., the Initial Guarantors (as defined therein) and J.P. Morgan Securities LLC, as representative of the Initial Purchasers (as defined therein).

99.1	Press release entitled “T-Mobile Announces Proposed Offering of Senior Notes.”

99.2	Press release entitled “T-Mobile Agrees to Sell $3.0 Billion of Senior Notes.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

May 13, 2021	By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer